UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024 (December 20, 2024)

Tortoise Capital Series Trust

(Exact name of registrant as specified in its charter)

Maryland	811-23997	26-0573018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 College Boulevard, Suite 400 Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 981-1020

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 20e-4(c) under the Exchange Act (17 CFR 240.20e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange of which registered
Shares of beneficial interest, par value $0.001 per share	TPZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 20, 2024, Tortoise Pipeline & Energy Fund, Inc., Tortoise Energy Independence Fund, Inc. and Tortoise Power and Energy Infrastructure Fund, Inc., each a Maryland corporation that was registered as a closed-end management investment company, merged with and into a wholly-owned subsidiary of Tortoise Power and Energy Infrastructure Fund (the “Fund”), a series of Tortoise Capital Series Trust (the “Trust”). These transactions are referred to herein as the “Mergers.” As a result of the Mergers, the Fund assumed the accounting history of Tortoise Power and Energy Infrastructure Fund, Inc. (the “Predecessor Fund”).

(a)

At a meeting held on October 2, 2024, the Board of Trustees of the Trust approved the engagement of Tait, Weller & Baker LLP to serve as the independent registered public accounting firm for the Fund. Accordingly, as a result of the Mergers, a change in the Predecessor Fund’s independent registered public accounting firm was deemed to occur as of the closing date of the Mergers on December 20, 2024.

The reports of Ernst & Young LLP, the independent registered public accounting firm for the Predecessor Fund, on the Predecessor Fund’s financial statements as of and for the fiscal years ended November 30, 2023 and November 30, 2022 did not contain an adverse opinion or a disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the two fiscal years ended November 30, 2023 and November 30, 2022 and for the period through December 20, 2024, there were no disagreements between the Predecessor Fund and Ernst & Young LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its reports.

During each of the two fiscal years ended November 30, 2023 and November 30, 2022 and for the period through December 20, 2024, there were also no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934) with respect to the Predecessor Fund.

The Trust, on behalf of the Fund, has provided Ernst & Young LLP with a copy of the foregoing disclosures and has requested that Ernst & Young LLP furnish the Fund with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Trust, on behalf of the Fund, set forth above and, if not, stating the respects in which it does not agree. A copy of Ernst & Young LLP’s letter, dated December 27, 2024, is filed as an exhibit to this Report.

(b)

At a meeting held on October 2, 2024, the Board of Trustees of the Trust approved the engagement of Tait, Weller & Baker LLP to serve as the independent registered public accounting firm for the Fund.

During each of the two fiscal years ended November 30, 2023 and November 30, 2022 and for the period through December 20, 2024, none of the Fund, the Predecessor Fund, or any party acting on behalf of the Fund or the Predecessor Fund, consulted Tait, Weller & Baker LLP regarding (i) the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Fund or the Predecessor Fund, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL SERIES TRUST

Date: December 27, 2024	By:	/s/ Tom Florence
Tom Florence
President and Chief Executive Officer

EXHIBIT INDEX

(99)	Letter from Ernst & Young LLP